                                                                      EXHIBIT 12

                  NEXTEL COMMUNICATIONS INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                             (dollars in millions)

                                                                                      Year Ended December 31,
                                                                   1996          1997          1998          1999          2000
                                                                ------------  ------------  ------------  ------------  ------------


Loss from continuing operations before income tax benefit            $ (863)     $ (1,309)     $ (1,711)     $ (1,298)       $ (744)

Add:
    Fixed charges                                                       286           487           766           993         1,424

Less:
    Interest capitalized                                                 33            43            55            46            88

Less:
    Equity in losses of unconsolidated affiliates                       (11)          (13)          (12)          (73)         (152)
    Losses attributable to minority interests                             -             3            17            19            10


                                                                ------------  ------------  ------------  ------------  ------------
Earnings as adjusted                                                 $ (599)       $ (855)     $ (1,005)       $ (297)        $ 734
                                                                ============  ============  ============  ============  ============


Fixed Charges:
    Interest expense on indebtedness (including amortization
    of debt expense and discount)                                     $ 228         $ 408         $ 656         $ 878       $ 1,245
    Interest capitalized                                                 33            43            55            46            88
    Portion of rent expense representative of interest (30%)             25            36            55            69            91

                                                                ------------  ------------  ------------  ------------  ------------
Fixed charges                                                         $ 286         $ 487         $ 766         $ 993       $ 1,424
                                                                ============  ============  ============  ============  ============


Ratio of earnings to fixed charges                                    (2.09)        (1.76)        (1.31)        (0.30)         0.52
                                                                ============  ============  ============  ============  ============

Deficiency of earnings to cover fixed charges                         $ 885       $ 1,342       $ 1,771       $ 1,290         $ 690
                                                                ============  ============  ============  ============  ============








                                                                                   Nine Months Ended
                                                                                      September 30,
                                                                                   2000          2001
                                                                                ------------  ------------


Loss from continuing operations before income tax benefit                            $ (728)     $ (1,407)

Add:
    Fixed charges                                                                     1,029         1,255

Less:
    Interest capitalized                                                                 52           101

Less:
    Equity in losses of unconsolidated affiliates                                      (106)          (69)
    Losses attributable to minority interests                                             6             1


                                                                                ------------  ------------
Earnings as adjusted                                                                  $ 349        $ (185)
                                                                                ============  ============


Fixed Charges:
    Interest expense on indebtedness (including amortization
    of debt expense and discount)                                                     $ 912       $ 1,071
    Interest capitalized                                                                 52           101
    Portion of rent expense representative of interest (30%)                             65            83

                                                                                ------------  ------------
Fixed charges                                                                       $ 1,029       $ 1,255
                                                                                ============  ============


Ratio of earnings to fixed charges                                                     0.34         (0.15)
                                                                                ============  ============

Deficiency of earnings to cover fixed charges                                         $ 680       $ 1,440
                                                                                ============  ============